SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) April 26, 2001


                            GLOBAL TECHNOLOGIES, LTD.
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             (Exact Name of Registrant as specified in its charter)


          Delaware                        0-25668                 86-0970492
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(State of other jurisdiction            (Commission             (IRS Employer
     of incorporation)                  File Number)         Identification No.)


     The Belgravia, 1811 Chestnut Street, Suite 120, Philadelphia, PA 19103
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          (Address of Principal Executive Offices, including Zip Code)


                                 (215) 972-8191
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              (Registrant's telephone number, including area code)


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           Former Name or Former Address, If Changed Since Last Report

                    INFORMATION TO BE INCLUDED IN THIS REPORT

ITEM 5. OTHER EVENTS

AMENDMENT OF SETTLEMENT AGREEMENT TO PROVIDE FOR EXCHANGE OF SERIES D PREFERRED STOCK FOR SERIES C PREFERRED STOCK

     On April 26, 2001 we entered into an amendment (the "Amendment") to the settlement agreement (the "Settlement Agreement") dated as of January 31, 2001 among ourselves, Advantage Fund II Ltd. ("Advantage") and Koch Investment Group Ltd. ("Koch"). The Settlement Agreement and certain related transactions have previously been described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2001. The Amendment provided that we, Advantage and Koch enter into a securities exchange agreement (the "Exchange Agreement") simultaneously with the Amendment. On April 26, 2001, pursuant to the Exchange Agreement, we exchanged one share of our newly authorized Series D convertible preferred stock for each outstanding share of our Series C preferred stock then held by Advantage and Koch. Advantage and Koch exchanged 550 and 250 shares, respectively, of Series C preferred stock for Series D preferred stock. This constituted all of the outstanding shares of Series C preferred stock. The parties to the Amendment and the Exchange Agreement intended that the terms of the Series D preferred stock would reflect the amendments to the Series C preferred stock previously contemplated by the Settlement Agreement as in effect prior to the Amendment. These parties determined that consummating the exchange contemplated by the Exchange Agreement would be a more efficient and less costly means of permitting us to issue shares of our capital stock to Advantage and Koch having the rights and remedies contemplated by the amendments to the Series C preferred stock described in the Settlement Agreement (as in effect prior to the Amendment) than seeking to amend the Series C preferred stock.

     The Series D preferred stock differs from the terms of the Series C preferred stock in effect prior to the Settlement Agreement in a number of respects. No shares of Series C preferred stock remain outstanding after the consummation of the exchange contemplated by the Exchange Agreement. All accrued and unpaid dividends on the Series C preferred stock were cancelled pursuant to the Settlement Agreement. The Series D preferred stock does not accrue dividends. The Series D preferred stock conversion price per share of our Class A common stock is fixed at $5.0057 and further adjustment of the conversion price is limited to certain capital changes and distributions. As a result, the number of shares of our Class A common stock issuable upon conversion of the 800 shares of Series D preferred stock is fixed at, in the aggregate, 1,598,178 shares, subject to certain adjustment provisions and limitations on conversions. The Series D preferred stock does not have the automatic conversion of the Series C preferred stock, the liquidation preference of the Series C preferred stock, the mandatory redemption right of holders of our Series C preferred stock upon certain triggering events and the requirement of the approval of the holders of a majority of the then outstanding Series C preferred stock for us to authorize or create any class of stock ranking senior or pari passu to the Series C preferred stock or to increase our authorized preferred stock. The other terms of the Series D preferred stock are substantially similar to those of the Series C preferred stock. The Settlement Agreement provides that we register any unregistered shares of Class A common stock underlying the Series D preferred stock held by Advantage and Koch. Advantage and Koch agree to vote all Class A common stock owned by them in accordance with the instructions of our board of directors.

     The foregoing is a brief summary of certain provisions of the Certificate pertaining to the rights, preferences and limitations of the Series D preferred stock, the Amendment and the Exchange Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to such Certificate, Amendment and Exchange Agreement, which are filed herewith as Exhibits and are incorporated herein by reference thereto.

ITEM 7.  EXHIBITS

Exhibit No.                       Description
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   4.1         Certificate of Designations, Rights, Preferences and Limitations
               of Series D Convertible Preferred Stock of Global Technologies, Ltd.*

  10.1 Amendment dated as of April 26, 2001 to the Settlement Agreement dated as of January 31, 2001 by and among Registrant, Advantage Fund II Ltd. And Koch Investment Group, Ltd.*

  10.2 Securities Exchange Agreement dated as of April 26, 2001 among Registrant, Advantage Fund II, Ltd and Koch Investment Group, Ltd.*

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* Filed herewith
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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GLOBAL TECHNOLOGIES, LTD.


Dated: May 2, 2001                     By: /s/ S. Lance Silver
                                          ------------------------------
                                       Name: S. Lance Silver
                                       Title: Vice President and general Counsel

                                INDEX TO EXHIBITS

Exhibit No.                       Description
-----------                       -----------

   4.1 Certificate of Designations, Rights, Preferences and Limitations of Series D Convertible Preferred Stock of Global Technologies, Ltd.*

  10.1 Amendment dated as of April 26, 2001 to the Settlement Agreement dated as of January 31, 2001 by and among Registrant, Advantage Fund II Ltd. And Koch Investment Group, Ltd.*

  10.2 Securities Exchange Agreement dated as of April 26, 2001 among Registrant, Advantage Fund II, Ltd and Koch Investment Group, Ltd.*

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* Filed herewith